NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
		FROM	TO
	*** x ***	X	XXX	State the amt.
	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID
	dd/mm/yy	***XXXX***		State the total amt

SHARE CERTIFICATE

OF

CALENDAR PROFITS LIMITED

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

Authorized to issue a maximum of 10,000,000 Shares of a single class each with no par value

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY
SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO
	***xxxx***	x	xxx	***x***	dd/mm/yy

GIVEN UNDER THE COMMON SEAL OFF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR/OFFICER/AUTHORIZED PERSON

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE